EXHIBIT 99.1

ProPhase Labs Reports Financial Results

for the Three Months and Nine Months Ended September 30, 2016

DOYLESTOWN, Pennsylvania – November 14, 2016. ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com) today reported its net sales were $5.2 million for the three months ended September 30, 2016 as compared to net sales of $4.4 million for the three months ended September 30, 2015. The Company realized a net income for the three months ended September 30, 2016, of $167,000, or $0.01 per share, compared to net income of $602,000, or $0.04 per share, for the three months ended September 30, 2015.

The Company’s sales are derived principally from its over-the-counter (“OTC”) health care and cold remedy products. As a consequence, a significant portion of our business is highly seasonal, which may cause significant variations in operating results from quarter to quarter. The category of cough and cold product sales, including our Cold-EEZE® sales, are highly correlated to the incidence of upper respiratory illness.

Results for the third quarter of 2016 compared to the third quarter of 2015 principally reflect the net effect of (i) an increase in net sales of $798,000 principally due to an increase in contract manufacturing net sales of $876,000, (ii) a decrease of $181,000 in operating costs due principally to a decrease in legal and professional costs relating to litigation matters, offset by (iii) a decrease in gross margins due to (a) the initial distribution expenses and sales allowances attributed to the launch of the new Cold-EEZE® Gummies Multi-Symptom Relief for Cold and Flu, (b) a decrease in the absorption of fixed production costs, (c) fluctuations in our product mix shipped from period to period, (d) an increase in certain commodity costs to convert in July 2016 to non-GMO ingredients for our lozenge products, (e) an increase in contract manufacturing operations which carry lower margins, and (iv) an increase in interest expense of $52,000.

The Company generated net sales for the nine months ended September 30, 2016 of $13.4 million, as compared to $12.4 million for the nine months ended September 30, 2015. The Company incurred a net loss for the nine months ended September 30, 2016 of $2.3 million, or ($0.13) per share, compared to a net loss of $2.3 million, or ($0.14) per share, for the nine months ended September 30, 2015.

Results for the nine months ended September 30, 2016 as compared to the nine months ended September 30, 2015 principally reflect the net effect of (i) an increase in net sales of $964,000 principally due to an increase of $2.0 million in our contract manufacturing operations, (ii) a decrease of $1.4 million in operating costs due principally to a decrease in legal and professional costs relating to litigation matters, offset by (iii) a decrease in gross margins due to (a) the initial distribution expenses and sales allowances attributed to the launch of the new Cold-EEZE® Gummies Multi-Symptom Relief for Cold and Flu, (b) a decrease in the absorption of fixed production costs, (c) fluctuations in our product mix shipped from period to period, (d) an increase in certain commodity costs to convert in July 2016 to non-GMO ingredients for our lozenge products, (e) an increase in contract manufacturing operations which carry lower margins, and (iv) an increase in interest expense of $155,000.

The decrease in net sales of OTC health care and cold remedy products for the nine months ended September 30, 2016 as compared to the nine months ended September 30, 2015 was due to the timing of customer purchases, product mix shipped from period to period and lower consumer demand as a consequence of several factors including the decreased incidence and severity of upper respiratory illnesses, principally from January through March 2016 as compared to the prior year January through March 2015. According to IMS Health (a healthcare industry information provider), key industry statistics reveal that the incidence of upper respiratory illness across the country declined approximately 11% for the period January through March 2016 as compared to the prior year January through March 2015. The category of cough and cold product sales, including our Cold-EEZE® sales, are highly correlated to the incidence of upper respiratory illness.

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Ted Karkus, the CEO of the Company, stated, “Our historical product development efforts have been largely focused on successfully leveraging the Cold-EEZE® brand. As the 2016-2017 cold season[1] nears, the Cold-EEZE® brand is well positioned for growth driven by a number of important factors including: (i) the introduction of a new gummi form to shorten your cold and relieve symptoms— Cold-EEZE® Gummies Multi-Symptom Relief for Cold and Flu (shipments began in July 2016), which has received strong and broad retail acceptance and distribution, (ii) a net improvement in the depth and breadth of retail distribution, including net additions of SKUs, new retailers and new channels of distribution, (iii) a significant packaging refresh improving consumer communication, (iv) improved shelf positioning at certain retail outlets, (v) critical merchandising programs with key retail accounts and (vi) the completion of the transition of Cold-EEZE® lozenges to non-GMO ingredients.”

Mr. Karkus continued, “In order to offset the seasonality of our current revenues and our dependence on the severity of the cold season, we have developed a new product line of over the counter dietary supplements, branded as “TK Supplements®”. Our lead product is Legendz XLTM, a men’s dietary supplement in the male enhancement category (www.LegendzXL.com). We recently completed a broad series of clinical studies which support important product claims. Through media and digital testing, we have optimized the wording of these claims which have now been incorporated in our product packaging and marketing communication. Our next goal is to introduce Legendz XLTM in retail stores, leveraging our existing infrastructure and retail distribution platform. If we are successful in achieving retail distribution (which is typically a 9-12 month process), we will then ramp up the media spend for our Direct Response TV spots to support this retail launch with the added benefit that it would also generate additional direct to consumer sales. As with any new product launch, we anticipate losses from the TK Supplements® initiatives as we optimize our strategy. We also have developed additional dietary supplements for future introduction at the appropriate time.”

Mr. Karkus finished, “As previously announced, we continue to explore strategic alternatives including the potential sale of our flagship Cold-EEZE® brand as well as exploring opportunities to acquire businesses that could take ProPhase Labs in new directions.”

About ProPhase Labs

ProPhase Labs is a diversified natural health medical science company. It is a leading marketer of the Cold-EEZE® cold remedy brand as well as other cold and flu relief products. Cold-EEZE® cold remedy zinc gluconate lozenges are clinically proven to significantly reduce the duration of the common cold. Cold-EEZE® cold remedy customers include leading national chain, regional, specialty and local retail stores. ProPhase Labs has several wholly owned subsidiaries including a manufacturing unit, which consists of an FDA registered facility to manufacture Cold-EEZE® cold remedy lozenges and fulfill other contract manufacturing opportunities. For more information visit us at www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the launch of our new line of TK Supplements®, and our new product Legendz XLTM. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the difficulty of predicting the acceptance and demand for our products, the impact of competitive products and pricing, costs involved in the manufacture and marketing of products, the timely development and launch of new products, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(215) 345-0919 x 0

1 Generally, a cold season is defined as the period of September to March when the incidence of the common cold rises as a consequence of the change in weather and other factors.

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PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Net sales	$5,188	$4,390	$13,405	$12,441
Cost of sales	3,033	1,671	7,185	5,052
Gross profit	2,155	2,719	6,220	7,389

Operating expenses:
Sales and marketing	676	699	4,043	4,221
Administration	1,140	1,222	3,941	4,834
Research and development	119	195	374	675
	1,935	2,116	8,358	9,730

Income (loss) from operations	220	603	(2,138)	(2,341)

Interest expense, net	(53)	(1)	(158)	(3)

Income (loss) before income tax	167	602	(2,296)	(2,344)

Income tax	-	-	-	-

Net income (loss)	$167	$602	$(2,296)	$(2,344)

Basic income (loss) per share:
Net income (loss)	$0.01	$0.04	$(0.13)	$(0.14)

Diluted income (loss) per share:
Net income (loss)	$0.01	$0.04	$(0.13)	$(0.14)

Weighted average common shares outstanding:
Basic	17,081	16,597	17,081	16,171
Diluted	17,600	16,972	17,081	16,171

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PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	September 30, 2016	December 31, 2015

Cash and cash equivalents	$375	$1,664
Accounts receivable	$3,833	$4,000
Inventory	$4,198	$4,331
Total current assets	$9,735	$11,879
Total assets	$12,787	$14,829

Total current liabilities	$6,253	$4,534
Other long term obligations	$-	$1,466
Total stockholders’ equity	$6,534	$8,829

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